UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                       SECURITIES AND EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 18, 2007

                          RAFAELLA APPAREL GROUP, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



      DELAWARE                       333-138342                  20-2745750
(STATE OR OTHER JURISDICTION      (COMMISSION FILE             (IRS EMPLOYER
    OF INCORPORATION)                   NUMBER)              IDENTIFICATION NO.)


                                  1411 BROADWAY
                            NEW YORK, NEW YORK 10018

                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (212) 403-0300

                                       N/A

          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02 DEPARTURE OF PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF
PRINCIPAL OFFICERS

     On July 18, 2007, Mr. John Kourakos accepted an appointment as a member of the Board of Directors (the "Board") of Rafaella Apparel Group, Inc. ("Rafaella"). The appointment was effective upon acceptance and Mr. Kourakos has assumed all rights and responsibilities associated with membership on the Board. Mr. Kourakos' compensation as a member of the Board will be an annual amount of $50,000, as well as the reimbursement of expenses incurred in connection with attending Board meetings.

     Mr. Kourakos joins Rafaella's Board with over twenty-five years of experience in the apparel industry. Most recently, he was Group President of Warnaco's Sporstwear group which included the Calvin Klein Jeans, Calvin Klein Underwear and Chaps by Ralph Lauren divisions. Prior to that, he was President of the Men's Sportswear and Tommy Jeans divisions at Tommy Hilfiger. Before joining Tommy Hilfiger, he was President of Warnaco's Calvin Klein Men's and Women's Underwear/Calvin Klein Men's Accessories division. Mr. Kourakos also served in a number of other key management positions including President of Calvin Klein Menswear at Calvin Klein, Inc., where he managed the men's lines of Calvin Klein jeans, underwear and sportswear, and as Vice President of Sales for the Ralph Lauren Womenswear line and Executive Vice President of Merchandising for the Calvin Klein line at Bidermann Industries.


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                                   SIGNATURES

     The Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  RAFAELLA APPAREL GROUP, INC.

Date: July 24, 2007               By: /s/ Chad J. Spooner
                                      -----------------------------------
                                      Chad J. Spooner
                                      Chief Financial Officer